EXHIBIT 99.1

Greif Announces CEO Transition

Pete Watson to Become President and CEO

DELAWARE, Ohio, October 13, 2015 – Greif, Inc., a world leader in industrial packaging, today announced that David Fischer will step down as President and Chief Executive Officer and as a member of the Board of Directors of the company effective October 31, 2015. The company also announced that the Board has elected Pete Watson to succeed him as President and Chief Executive Officer effective November 1, 2015, and Fischer will remain with the company through December 31, 2015 to assist with the transition process.

Michael Gasser, Chairman of the Greif Board of Directors, said “We thank David for his dedication and many significant achievements over the past eleven years at Greif, for the design and implementation of the company’s transformation initiative that is lowering our cost structure and improving our performance, and for his passion for safety and the well-being of people and the planet. We have a strong, dedicated organization, and we are confident in Pete’s ability to lead the company.”

Fischer said “I am very proud of the Greif team and all that we have accomplished during my tenure with the company. With the transformation initiative now taking hold and with the team in place, I am bullish on the outlook for achieving the goals we have set forth for 2017. I look forward to working with Pete and the executive team over the next couple of months to ensure continuity in the implementation of the transformation.”

Watson stated “I look forward to leading Greif and working closely with the Board, the senior management team and all of our associates around the world to execute our transformation process. These efforts are expected to provide immediate benefits to Greif and position us for more profitable growth.”

About Pete Watson

Pete Watson has served as Chief Operating Officer of the company since January 2014. From September 2012 until December 2013, Watson was the Vice President and Group President, Paper Packaging & Services, Global Sourcing and Supply Chain and Greif Business System. Since he joined the company in 1999, Watson has served in a variety of positions, including Division President, Paper Packaging & Services, and President of CorrChoice (a division of the company). His prior experience includes various roles with Union Camp Corporation, prior to its acquisition by International Paper. Watson is a graduate of Springfield College in Massachusetts, with a Bachelor of Science in Education and a Master of Science in Education Administration.

About Greif

Greif is a world leader in industrial packaging products and services. The company produces steel, plastic, fibre, flexible and corrugated containers and containerboard, and provides reconditioning, blending, filling and packaging services for a wide range of industries. Greif also manages timber properties in North America. The company is strategically positioned in more than 50 countries to serve global as well as regional customers. Additional information is on the company’s website at www.greif.com.

Forward-Looking Statements

Certain information in this news release consists of forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on assumptions, expectations and other information currently available to management. Such forward-looking statements are subject to certain risks and uncertainties that could cause the company’s actual results to differ materially from those forecasted, projected or anticipated, whether expressed or implied. The most significant of these risks and uncertainties are described in Part I of the company’s Annual Report on Form 10-K for the fiscal year ended Oct. 31, 2014. Although the company believes that the expectations reflected in forward-looking statements have a reasonable basis, the company can give no assurance that these expectations will prove to be correct. Forward-looking statements are subject to risks and uncertainties that could cause the company’s actual results to differ materially from those forecasted, projected or anticipated, whether expressed in or implied by the statements. The company undertakes no obligation to update or revise any forward-looking statements.

Contacts

Greif, Inc.

Analyst:

Robert Lentz, 614-876-2000

or

Media:

Scott Griffin, 740-657-6516